Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-126589 on Form S-2 of our reports dated March 22, 2006, relating to the consolidated financial statements and financial statement schedule of 1st Franklin Financial Corporation, appearing in and incorporated by reference in this Annual Report on Form 10-K of 1st Franklin Financial Corporation for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP Atlanta, Georgia March 22, 2006